SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.     )
                                                         -----

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        FRONTIER NATURAL GAS CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3.   Filing Party:

          ----------------------------------------------------------------------

     4.   Date Filed:

          ----------------------------------------------------------------------

                        FRONTIER NATURAL GAS CORPORATION
                                One Allen Center
                          500 Dallas Street, Suite 2920
                              Houston, Texas 77002


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held June 5, 1997


TO OUR SHAREHOLDERS:


     The 1997 Annual Meeting of Shareholders of Frontier Natural Gas Corporation, an Oklahoma corporation (the "Company"), will be held at the Doubletree Hotel - Downtown, Fannin Room, Second Floor, 400 Dallas Street,
Houston, Texas, on Thursday, June 5, 1997, at 10:00 a.m., local time, for the following purposes:

     1.   To elect two Directors for terms expiring in 2000; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 21, 1997 are entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder at the Company's executive offices, during ordinary business hours, for a period of at least ten days prior to the meeting.

     The accompanying Proxy Statement contains information regarding the matters to be considered at the meeting. For reasons outlined therein, the Board of Directors recommends a vote "FOR" the matters being voted upon.

     YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 BY ORDER OF THE BOARD OF DIRECTORS,



                                 David W. Berry,
                                 President


Houston, Texas
May 5, 1997

                        FRONTIER NATURAL GAS CORPORATION

                                  -------------

                                 PROXY STATEMENT

                                  -------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On June 5, 1997

                               GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Frontier Natural Gas Corporation, an Oklahoma corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournment of the Meeting.

     This Proxy Statement and accompanying form of proxy, along with the Company's Annual Report for its fiscal year ended December 31, 1996, are first being mailed to holders of the Company's $.01 par value Common Stock ("Common Stock") on or about May 5, 1997.

     The Board of Directors has established April 21, 1997 as the record date (the "Record Date") to determine shareholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, 9,865,906 shares of Common Stock were outstanding. Each share is entitled to one vote. The holders of a majority of the outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting.

     Each proxy, which is properly signed, dated and returned to the Company in time for the Meeting, and not revoked, will be voted in accordance with instructions contained therein. If no contrary instructions are given, proxies will be voted "FOR" each item to be voted upon. Proxies may be revoked at any time prior to their being exercised by delivering a written notice of revocation or a later dated proxy to the Secretary of the Company. In addition, a shareholder present at the Meeting may revoke his or her proxy and vote in person.

     Election of the Director nominees will be by plurality vote. Approval of each of the other matters requires the affirmative vote of at least a majority of votes cast at the Meeting on such matters. The Company's Secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Meeting. It is the Company's policy (i) to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Meeting; (ii) to treat abstentions as shares represented at the Meeting and voting against a proposal and to disregard broker non-votes in determining results on proposals requiring a majority vote; and
(iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes.

     All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                              ELECTION OF DIRECTORS

     Pursuant to provisions of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has fixed the number of Directors at seven. The Company's Certificate of Incorporation and Bylaws provide for three classes of Directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. There is currently a vacancy in the board seat which term expires in 1998. The Board currently consists of six Directors, two of whom have terms which expire at the Annual Meeting, two Directors serving terms which expire in 1998 and two Directors serving terms which expire in 1999. The terms of Jeffrey R. Orgill and Allen H. Sweeney expire as of the Meeting. The Board of Directors has nominated Mr. Orgill and Mr. Sweeney to continue as Directors (the "Nominees") until the 2000 Annual Meeting of shareholders and until their successors are duly elected and qualified or until such Directors' earlier resignation or removal. The Board is continuing to search for a qualified and available nominee to fill the remaining vacant board seat which, when filled, will have a term expiring in 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS. DIRECTORS ARE ELECTED BY PLURALITY VOTE. ALL DULY SUBMITTED AND UNREVOKED PROXIES IN THE FORM ACCOMPANYING THIS PROXY STATEMENT WILL BE VOTED FOR THE NOMINEES SELECTED BY THE BOARD OF DIRECTORS, EXCEPT WHERE AUTHORIZATION TO VOTE IS WITHHELD.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees. The Board of Directors expects that the nominees will be available for election but, in the event that any nominee is not so available, proxies received will be voted for a substitute nominee to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following information is furnished for each person who is nominated for election as a Director or who is continuing to serve as a Director of the Company after the Meeting.

Nominees for Re-election as Directors for Terms Expiring in 2000

     Jeffrey R. Orgill, age 52, has served as either Chairman or Vice-Chairman of the Board since June 1988. From October 1988 to May 1996, he served as the Company's Vice President of Exploration and Production. Mr. Orgill became a consultant to the Company on May 1, 1996. Mr. Orgill received a Bachelor of Science degree in Geology in 1970 and a Master of Science degree in Geology in 1971 from Brigham Young University. Mr. Orgill has over 25 years of experience in the gas and oil industry.

     Allen H. Sweeney, age 50, has served as a Director of the Company since September 1993. From 1991 to 1994, Mr. Sweeney also served as Chief Accountant and as a consultant to the Company. Since 1990, Mr. Sweeney has served as President and a Director of AHS & Associates, Inc., a gas and oil consulting firm; as President and a Director of Columbia Production Company, an independent gas and oil company; and as Vice President and a Director of Mid-American Waste Management, Inc., a waste management company. Mr. Sweeney received a Bachelor of Science degree in Accounting from Oklahoma State University in 1969 and a Master of Business Administration degree from Oklahoma City University in 1972. He is also a former Director of Panaco, Inc., a publicly held oil and gas exploration and production company.

Directors Whose Terms Expire in 1999

     David W. Berry age 47, Chairman of the Board and President is responsible for overall corporate direction, corporate management, capital formation, and asset acquisitions and has served as President since the incorporation of its predecessor on August 1, 1988 and has served as Chairman of the Board since 1991. Mr. Berry is a member of the Texas Independent Producers & Royalty Owners Association.

     S. Gordon Reese, Jr., age 48, was elected a Director in June 1996 and has served as Senior Vice President since January 1993. He received a Bachelor of Science degree from Louisiana State University in 1971. From 1991, until joining the Company in January 1993, he was the managing general partner of Reese Production Company, a gas and oil company. From 1986 till 1991, he was the President of Reese Energy Corporation. Mr. Reese is a Director of the Louisiana Independent Oil and Gas Association and a past Vice President of the Independent Petroleum Association of America.

Directors Whose Terms Expire in 1998

     David B. Christofferson, age 49, has served as General Counsel, Secretary and a Director of the Company since 1989, Executive Vice President since January 1993 and as Chief Financial Officer since December 1994. He received his Bachelor of Science degree in Finance in 1971 and a Juris Doctor in 1974 from the University of Oklahoma. He also received a Master of Divinity degree with Magna Cum Laude honors from Phillips University in 1985. He has been active in the gas and oil industry for more than 15 years. Mr. Christofferson is a member of the Independent Petroleum Association of America and the Texas Independent Producers & Royalty Owners Association.

     Neal M. Elliott, age 57, Director, has served as a Director of the Company since September 1991. He has served as Chairman of the Board and President of Horizon Healthcare Corp. since 1986. Horizon Healthcare Corp. is a publicly traded company listed on the New York Stock Exchange which operates extended nursing care facilities in over 50 locations nationwide. Mr. Elliott received a Bachelor of Arts degree from Stanford University in 1963 and a Master of Business Administration degree from Columbia University in 1965. His background includes public accounting with the firm of Price Waterhouse, as well as executive senior management duties for major health care providers. Mr. Elliott also serves as a Director of LTC Properties, a publicly traded real estate investment trust.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     In order to facilitate the various functions of the Board of Directors, the Board has created a standing Compensation Committee.

     The functions of the Company's Compensation Committee include reviewing the existing compensation arrangements with officers and employees, periodically reviewing the overall compensation program of the Company and recommending to the Board modifications of such program which, in the view of the development of the Company and its business, the Committee believes are appropriate, recommending to the full Board of Directors the compensation arrangements for senior management and Directors, and recommending to the full Board of Directors the adoption of compensation plans in which officers and Directors are eligible to participate and granting options or other benefits under such plans. The members of the Compensation Committee are Mr. Elliott, Chairman, and Mr. Sweeney.

     The Board of Directors does not have a standing audit committee or nominating committee or committees performing similar functions.

     During the year ended December 31, 1996, the Board of Directors held four formal meetings and acted through unanimous written consent on two occasions and the Compensation Committee held one meeting. Each Director (during the period in which each such Director served) attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, plus (ii) the total number of meetings held by all committees of the Board of Directors on which the Director served.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth as of the Record Date (i) the name and address of each person known by management to own beneficially more than 5% of the Company's outstanding Common Stock, the number of shares beneficially owned by each such shareholder and the percentage of outstanding shares owned and (ii) the number and percentage of outstanding shares of Common Stock beneficially owned by each of the Company's nominees, Directors, executive officers listed in the Summary Compensation Table below and by all Directors and executive officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.


                                                  Number of         Percent of
Beneficial Owners                                   Shares           Class(1)
-----------------                                 ---------         ----------
David W. Berry  (2)(3)                             724,930            7.3%

State Street Research & Management
 Company (10)                                      600,000            6.1%

Metropolitan Life Insurance Company (9)            600,000            5.9%

Jeffrey R. Orgill (2)(4)                           592,500            6.0%

David B. Christofferson (5)                        269,333            2.7%

Neal M. Elliott (6)                                 82,539               *

S. Gordon Reese, Jr. (8)                            40,333               *

Allen H. Sweeney (7)                                12,000               *

Michael A. Barnes (12)                               8,333               *

All executive officers and Directors
 as a group (7 persons)(11)                       1,730,179          16.9%
----------------------
*    Less than 1%

(1) Percent of class for any stockholder listed is calculated without regard to shares of Common Stock issuable to others upon exercise of outstanding stock options, warrants or subscriptions for Common Stock. Any shares a stockholder is deemed to own by having the right to acquire by exercise of an option, warrant or by subscription are considered to be outstanding solely for the purpose of calculating that stockholder's ownership percentage.
(2) Address is c/o Frontier Natural Gas Corporation, One Allen Center, 500 Dallas Street, Suite 2920, Houston, Texas, 77002.
(3) Includes options granted pursuant to the Company's Stock Incentive Plan to purchase 24,000 shares of Common Stock and 40,000 options granted pursuant to the Company's Stock Option Plan which are currently exercisable by Mr. Berry.
(4) Includes options granted pursuant to the Company's Stock Incentive Plan to purchase 24,000 shares of Common Stock which are currently exercisable by Mr. Orgill.
(5) Includes options to purchase 156,000 shares of Common Stock granted pursuant to the Company's Incentive Stock Option Plan, 24,000 options granted pursuant to the Company's Stock Incentive Plan and 33,333 options granted pursuant to the Company's Stock Option Plan which are currently exercisable by Mr. Christofferson.

(6) Includes options to purchase 6,000 shares of Common Stock granted pursuant to the Company's Stock Incentive Plan and 6,000 options granted pursuant to the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days of the record date by Mr. Elliott.

(7) Includes options to purchase 6,000 shares of Common Stock granted pursuant to the Company's Stock Incentive Plan and 6,000 options granted pursuant to the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days of the record date by Mr. Sweeney.

(8) Includes options granted pursuant to the Company's Stock Incentive Plan to purchase 12,000 shares of Common Stock and 28,333 options granted pursuant to the Company's Stock Option Plan which are currently exercisable by Mr. Reese.

(9) Based on a filing with the Securities and Exchange Commission of Schedule 13G dated February 12, 1997, reporting beneficial ownership as of December 31, 1996. Includes 300,000 shares of Common Stock issuable upon exercise of Series B Warrants held by Metropolitan Life Insurance Company whose address is One Madison Avenue, New York, New York, 10010-3690.

(10) Based on a filing with the Securities and Exchange Commission of Schedule 13G dated February 13, 1997, reporting beneficial ownership as of December 31, 1996. State Street Research & Management Company ("State Street") may be deemed to own 600,000 shares of the Company's Common Stock as a result of State Street's acting as investment advisor to various clients. State Street disclaims beneficial ownership of all such shares. The address of State Street is One Financial Center, 30th Floor, Boston, Massachusetts 02111-2690.

(11) Includes 373,999 shares issuable pursuant to various options held by executive officers and directors and currently exercisable or will become exercisable within 60 days of the record date.

(12) Includes options granted pursuant to the Company's Stock Option Plan to purchase 8,333 shares of Common Stock which become exercisable within 60 days of the record date.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors and executive officers and any persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and subsequent changes in ownership of Common Stock and other securities of the Company. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 1996, all filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were made on a timely basis.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer ("CEO") and each executive officer other than the CEO who were serving as executive officers at the end of the last completed fiscal year, and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.


                                              Annual Compensation            Long-Term Compensation
                                     ----------------------------------   ----------------------------
                                                                            Awards of          All
                                                                             Options          Other
Name and Principal Position          Year     Salary      Bonus   Other   (# of shares)   Compensation
----------------------------         ----   ----------    -----   -----   -------------   ------------
David W. Berry                       1996   $124,000      $  -0-   (1)      120,000(3)     $20,145(4)
 Chairman of the Board, Chief
 Executive Officer and President     1995    120,000         -0-   (1)          -0-         18,367(4)
                                     1994    120,000         -0-   (1)          -0-         18,367(4)

Jeffrey R. Orgill                    1996     40,000(2)      -0-   (1)          -0-          6,504(4)
 Vice-Chairman of the Board          1995    120,000         -0-   (1)          -0-         31,344(4)
                                     1994    120,000         -0-   (1)          -0-         31,344

David B. Christofferson              1996    103,000         -0-   (1)      100,000(3)      22,469(4)
 Director, Executive Vice-President  1995     95,000       5,000   (1)          -0-         20,090
 Chief Financial Officer, Secretary  1994     90,000      10,000   (1)          -0-         20,090
 and General Counsel

S. Gordon Reese, Jr.                 1996     98,900         -0-   (1)       85,000(3)         -0-
 Senior Vice-President               1995     70,000      35,000   (1)          -0-            -0-
                                     1994     70,000      20,000   (1)       12,000(5)         -0-

Michael A. Barnes                    1996     61,750         -0-   (1)       25,000(3)         -0-
 Vice-President of Exploration and   1995        -0-         -0-   -0-          -0-            -0-
 Production                          1994        -0-         -0-   -0-          -0-            -0-

------------------------
(1) Although the officers receive certain perquisites such as use of company automobiles, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the officers' salary and bonus.
(2) Mr. Orgill was employed by the Company as Vice President of Exploration and Production until May 1, 1996. The Company entered into an agreement with Mr. Jeffrey R. Orgill to serve as a consultant to the Company. The consulting agreement provides for Mr. Orgill to furnish exploration and production oversight services on the Company's existing properties and prospects in the Mid-Continent Area and prospect generation and evaluation services on the Company's existing 3-D seismic data over acreage in the Mid-Continent Area, for a period of 23 months commencing on May 1, 1996 for a monthly compensation of $10,000. This consulting agreement was entered into in settlement of a previously existing employment agreement which would have been more costly to the Company and for a longer period of time. The salary indicated in the table includes only compensation paid through May 1, 1996.
(3) The total options granted during the 1996 fiscal year include 330,000 options in the Company's Stock Incentive Option Plan. Each option grants the holder the right to purchase one share of Common Stock at the exercise price which will be at least equal to the fair market value of the Common
     Stock on the date of grant. The exercise price is $1.47 for 185,000 options, $1.62 for 120,000 options and $2.125 for 25,000 options.
(4) Represents accrued liabilities of the Company pursuant to deferred compensation benefits payable to the individual officers.
(5) The total options include 12,000 options which are components of units in the Company's Stock Incentive Plan. Each unit contains one option to purchase one share of Common Stock (the "Plan Option") and one Stock Appreciation Right, representing the right to receive a cash payment equal to twice the amount by which the fair market value of the Common Stock on the date of exercise of the Plan Option exceeds the exercise price thereof. Plan Options are granted with an exercise price equal to the fair market value of the Common Stock on the date of the grant; the exercise price of the Plan Options indicated is $3.50 per share.

Stock Options Granted in Fiscal 1996

     The following table sets forth information concerning the grant of stock options made during 1996 to each of the Named Officers:

                                      Percent of
                                     Total Options
                                       Granted to
                           Options    Employees in      Price        Expiration
     Name                Granted (1)  Fiscal Year     Per Share         Date
     ----                -----------  ------------    ---------      ----------
David Berry                120,000       36.4%        $  1.62          2/02/06
David B. Christofferson    100,000       30.3%           1.47          2/02/06
S. Gordon Reese, Jr.        85,000       25.7%           1.47          2/02/06
Michael A. Barnes           25,000        7.6%           2.125         5/15/06
------------------------
(1) All options were granted under the Company's Stock Incentive Option Plan. All such options become exercisable over a three-year period with one-third of the options exercisable on or after each of the three succeeding anniversary dates of the granting of the option.

Stock Option Exercises

     The following table sets forth information concerning the exercise of stock options during 1996 by each of the Named Officers and the number and value of unexercised options held by the Named Officers at the end of 1996:

                                                                                        Value of Unexercised
                              Shares                      Number of Unexercised             In-the-Money
                           Acquired in      Value          Options at 12/31/96         Options at 12/31/96(1)
      Name                 Exercise (#)  Realized ($)  Exercisable   Unexercisable   Exercisable   Unexercisable
      ----                 ------------  ------------  -----------   -------------   -----------   -------------
David W. Berry                 -0-           -0-           64,000       80,000        $ 22,700       $45,400
Jeffrey R. Orgill              -0-           -0-           24,000          -0-             -0-           -0-
David B. Christofferson        -0-           -0-          213,333       90,667         103,000        47,800
S. Gordon Reese, Jr.           -0-           -0-           40,333       56,667          20,300        40,600
Michael A. Barnes              -0-           -0-              -0-       25,000             -0-         1,500

------------------------
(1) Based on the fair market value per share of the Common Stock at year end, minus the exercise price of "in-the-money" options. The closing price for the Company's Common Stock on December 31, 1996 on the Nasdaq Small-Cap Market was $2 3/16.

Employment Agreements

         The Company has entered into employment agreements with David W. Berry and David B. Christofferson ("Employees"). Each of these agreements was effective July 1, 1993 and initially had a term extending to December 31, 1995. Each agreement automatically renews for additional one-year terms each December 31st unless terminated by either the Company or Employee. Under these agreements, Mr. Berry will receive an annual salary of $134,400, and Mr. Christofferson will receive an annual salary of $112,000. In addition, each Employee shall be entitled to receive deferred compensation, provided he remains employed by the Company until expiration of the initial term of his agreement and has not been terminated for cause thereunder. The deferred compensation shall be an annual payment equal to the product of $9,000 multiplied by the number of years the Employee is employed by the Company beginning with July 1, 1993 (up to a maximum of 10 years); payments commence the year the Employee reaches 65 or retires from the Company, whichever is later. Deferred payments shall be paid for a maximum of 15 years thereafter. In the event of Employee's death or permanent disability during the term of his employment, deferred compensation shall be paid to Employee or his estate beginning at the time of said death or disability, in an aggregate amount computed as if Employee were employed for ten years after July 1, 1993; provided, however, that any such payments pursuant to Employee's disability will be reduced by the amount of any employer paid insurance which pays disability payments to Employee. "Cause" for termination of an Employee include the conviction of a felony; the perpetration of a fraud, misappropriation or embezzlement of property of the Company; willful misconduct with respect to the duties or obligations of Employee under his employment agreement; or intentional or continual neglect of duties.

Directors' Compensation

     During the fiscal year ended December 31, 1996, Directors who were not officers of the Company were paid $1,000 for each Board of Directors' meeting attended and, additionally, received an automatic grant of 6,000 options under the Company's Stock Incentive Option Plan. Each option grants the holder the right to purchase one share of Common Stock. Plan Options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Stock Incentive Option Plan vest annually. Each year Directors who are not officers of the Company receive automatic grants of Units under the Management Incentive Stock Plan, which vest one year from the grant date. Each of Messrs. Elliott and Sweeney were granted 2,000 Plan Units in September 1993, which vested in January 1994, and an additional 2,000 Units each in June 1995, which vest in June 1996. The exercise price of the 1994 Plan Options is $3.10 and $2.09 for the 1995 Plan Options. In January 1996, the Board of Directors discontinued the automatic grant of 2,000 Units under the Incentive Plan. The Board of Directors replaced the above automatic grant with an automatic grant of options to purchase 6,000 shares of Common Stock of the Company pursuant to the Stock Incentive Option Plan - 1996. In June 1996, each of Messers. Elliott and Sweeney were granted 6,000 options, which vest one year from the grant date. The exercise price of the 1996 Plan Options is $2.13.

Certain Transactions

     Effective May 1, 1996, Jeffrey Orgill and the Company agreed to the termination of Mr. Orgill's employment agreement and Mr. Orgill resigned as Vice President of Exploration and Production as of May 1, 1996. Mr. Orgill entered into a Consulting Agreement with the Company effective May 1, 1996, to March 31, 1998. Mr. Orgill will be paid $10,000 per month under the terms of the agreement. Pursuant to said Consulting Agreement, the Company paid $80,000 to Mr. Orgill during 1996 for consulting services. He will continue to serve as Director to the Company.

     The Company made advances to officers and affiliates of the Company during 1996 and 1995 of $51,143 and $14,234, respectively, and received repayments of $18,741 and $30,282, respectively. The December 31, 1996 and 1995 receivables include approximately $48,000 and $138,000, respectively, from an affiliated partnership for which the Company serves as the managing general partner.

     During 1996, as a part of the corporate move and relocation to Houston, Texas, the Company purchased the homes of David W. Berry and David B.
Christofferson, both officers of the Company, for $191,395 and $178,000, respectively. These amounts in each case were ascertained by averaging two independent MAI appraisals to determine fair market value. The Company subsequently sold the homes at a sales contract price of $176,200 and $178,000, respectively, pursuant to which sales contracts the Company received net sales proceeds after commissions and other selling expenses of $158,847 and $165,626, respectively.

     The Company's Board of Directors has adopted a policy whereby all transactions or loans between the Company and its Directors, principal stockholders or affiliates must be approved by a majority of the disinterested directors of the Company and must be on terms no less favorable than those obtained from unaffiliated parties.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors selected Deloitte & Touche LLP as independent auditors for the year ended December 31, 1996. Deloitte & Touche were also the Company's independent auditors in 1995. The Company has not chosen an independent auditor for the year ending December 31, 1997, as the Company, historically, does not choose its auditors until near the end of the fiscal year.

     Representatives of Deloitte & Touche are expected to attend the Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to shareholders' questions.

                              SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 1998 Annual Meeting of shareholders, such proposals must be received by the Company at its principal executive offices not later than January 15, 1998.

                                  OTHER MATTERS

     The Company's management does not know of any matters to be presented at the Meeting other than those set forth in the Notice of Annual Meeting of Shareholders. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        David B. Christofferson, Secretary


Houston, Texas
May 5, 1997

                        FRONTIER NATURAL GAS CORPORATION
                                One Allen Center
                          500 Dallas Street, Suite 2920
                              Houston, Texas 77002

                    Proxy for Annual Meeting of Shareholders
                           to be held on June 5, 1997

           This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints David W. Berry and David B. Christofferson, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Frontier Natural Gas Corporation, an Oklahoma corporation (the "Company"), to be held on June 5, 1997, at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

     1.  GRANTING          WITHHOLDING        authority to vote for the election
                 ---------            -------
as directors of the Company the following nominees:  Jeffrey R. Orgill and Allen
H. Sweeney (term expiring 2000).

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                                Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

                                DATED:                           , 199
                                      ---------------------------     ----


                                ------------------------------------------------
                                Signature


                                ------------------------------------------------
                                Signature if held jointly


PLEASE  MARK,  SIGN,  DATE AND RETURN  THIS PROXY  PROMPTLY  USING THE  ENCLOSED
ENVELOPE